Exhibit 99.1

Mark Widmar to Join First Solar as Chief Financial Officer

TEMPE, Ariz. - March 15, 2011 - First Solar, Inc. (Nasdaq: FSLR) today announced that Mark Widmar will join as Chief Financial Officer (CFO), responsible for the company's global financial operations. Widmar will succeed James Zhu, who has been interim CFO since Jan. 1, 2011. Zhu will retain his role as First Solar's Chief Accounting Officer.

Widmar joins First Solar effective April 4, 2011, from Graftech International Ltd., a leading global manufacturer of advanced carbon and graphite materials, where he was CFO and President of the Engineered Solutions segment. Prior to joining Graftech in 2006, Widmar worked at NCR Corporation from 2003 as corporate controller and a business unit CFO. Before that he was a division controller for Dell, Inc. and a business unit CFO for Lucent Technologies.

“Mark brings nearly 25 years of experience in finance, accounting and controlling to First Solar,” said Rob Gillette, CEO of First Solar. “We are confident that Mark's expertise and his track record of delivering results make him the right leader for our finance organization.”

Widmar earned a B.S. in business accounting and an M.B.A. in finance from Indiana University and is a Certified Public Accountant (CPA).

###

For further information please contact:
Media:
First Solar - (North America)
Ted Meyer
Alan Bernheimer
+1 (602) 414-9361
media@firstsolar.com
or
First Solar - (Europe)
Brandon Mitchener
+49 (0) 6131 1443-399
media-emea@firstsolar.com

Investors:
Larry Polizzotto
Pam Hegarty
602-414-9315
investor@firstsolar.com

About First Solar, Inc.
First Solar manufactures solar modules with an advanced semiconductor technology and provides comprehensive photovoltaic (PV) system solutions. The company is delivering an economically viable alternative to fossil-fuel generation today. From raw material sourcing through end-of-life collection and recycling, First Solar is focused on creating cost-effective, renewable energy solutions that protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors:
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company's business involving the company's products, their development and distribution, economic and competitive factors and the company's key strategic relationships and other risks detailed in the company's filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

###